EXHIBIT 10.16

AMENDMENT NO. 5 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment No. 5”) is entered into between Jeffrey T. Klenda (“Mr. Klenda”) and Ur-Energy USA Inc. (“Corporation”) to be effective October 28, 2020.

WHEREAS, Mr. Klenda and the Corporation entered into that certain Amended and Restated Employment Agreement effective July 28, 2010, as subsequently amended May 16, 2011, October 24, 2011, January 1, 2013 and August 23, 2013 (“Agreement”) whereby Mr. Klenda agreed to be employed by and the Corporation agreed to employ Mr. Klenda as Chairman and Chief Executive Officer of Ur-Energy Inc. in accordance with the Agreement;

WHEREAS, the Corporation wishes to further amend and restate certain sections of Article 3 of the Agreement, to which Mr. Klenda agrees, and which necessitates this further amendment to the Agreement.

WHEREAS Ur-Energy Inc. acknowledges its rights and obligations under the Agreement and this Amendment;

NOW, THEREFORE, for mutual consideration as set forth, the parties agree as follows:

1. The parties agree that Sections 3.01(2), (4) and (6) of the Agreement are amended and restated in their entirety and shall read as follows:

(2) Mr. Klenda may terminate this Agreement by giving Ur-Energy six (6) months’ prior notice in writing pursuant to the provisions of Section 4.01, below. Such notice is excused in the event of death or if disability occurs and makes such notice impracticable and, with respect to the severance provided herein, the notice may be waived by the Board of Directors of Ur-Energy Inc. Upon such notice and termination, Ur-Energy will provide Mr. Klenda with a lump sum payment equivalent to three years’ base salary in effect on such termination to be paid on the sixtieth (60th) day after Mr. Klenda’s “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (except as otherwise provided in Section 4.15(2) below), provided that, as of such sixtieth (60th) day after Mr. Klenda’s separation from service, Mr. Klenda has signed and not revoked a release in the form determined by, and in favor of, Ur-Energy and its Affiliates or their successors; and, provided further, that Mr. Klenda shall not be entitled to any payment under this paragraph if, as of the end of such sixtieth (60th) day after Mr. Klenda’s separation from service (i) Mr. Klenda has not signed such release, (ii) Mr. Klenda has signed such release but the period, if any, during with Mr. Klenda may revoke such release has not expired, or (iii) Mr. Klenda has revoked such release. If Mr. Klenda receives a payment pursuant to this Section 3.01(2), he may not also receive a payment pursuant to any other provision of Section 3.01, and in no event may he receive a payment under this Section 3.01(2) if he is terminated by the Corporation pursuant to Section 3.01(3).

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(4) Ur-Energy, through the Corporation, may terminate this Agreement and Mr. Klenda’s employment for any other reason which does not violate this Agreement or applicable law. Upon such termination, Ur-Energy will provide Mr. Klenda with a lump sum payment equivalent to three years’ base salary in effect on such termination to be paid on the sixtieth (60th) day after Mr. Klenda’s “separation from service” as defined for purposes of Section 409A of the Code (except as otherwise provided in Section 4.15(2) below), provided that, as of such sixtieth (60th) day after Mr. Klenda’s separation from service, Mr. Klenda has signed and not revoked a release in the form determined by, and in favor of, Ur-Energy and its Affiliates or their successors; and, provided further, that Mr. Klenda shall not be entitled to any payment under this paragraph if, as of the end of such sixtieth (60th) day after Mr. Klenda’s separation from service (i) Mr. Klenda has not signed such release, (ii) Mr. Klenda has signed such release but the period, if any, during which Mr. Klenda may revoke such release has not expired, or (iii) Mr. Klenda has revoked such release. If Mr. Klenda receives a payment pursuant to this Section 3.01(4), he may not also receive a payment pursuant to any other provision of Section 3.01 and in no event may he receive a payment under this Section 3.01(4) if he is terminated by the Corporation pursuant to Section 3.01(3).

(6) Upon the termination of Mr. Klenda’s employment pursuant to Section 3.01(2) or (4) above or upon a Change of Control of Ur-Energy (as defined above), the Corporation shall establish a trust, substantially in the form attached hereto as Exhibit A or in such other form as the parties may mutually agree (the “Trust”). At such time, the Corporation will contribute to the Trust an amount equal to three years of Mr. Klenda’s then current base salary. If Mr. Klenda is terminated in accordance with Section 3.01(4) or if Mr. Klenda terminates employment in accordance with Section 3.01(2) or 3.01(5) after a Change of Control, any severance amounts payable to Mr. Klenda pursuant to Sections 3.01(2), 3.01(4) or 3.01(5), as applicable, will be paid first out of the Trust. The parties intend that the Trust shall be structured so that Mr. Klenda will not be considered to be in constructive receipt of income or incur an economic benefit solely on account of adoption or maintenance of the Trust. The assets of the Trust shall at all times be subject to the claims of the Corporation’s general creditors until distributed to Mr. Klenda.

2. The parties agree that the first paragraph of Sections 3.01(5) of the Agreement shall be amended and restated in its entirety and shall read as follows:

(5) In the event of a Change of Control of Ur-Energy (as defined below) Mr. Klenda may terminate this Agreement and his employment within twelve (12) months after such Change of Control for any reason. Upon such termination, Ur-Energy will provide Mr. Klenda with a lump sum payment equivalent to three years’ base salary in effect on such termination to be paid on the sixtieth (60th) day after Mr. Klenda’s “separation from service” as defined for purposes of Section 409A of the Code (except as otherwise provided in Section 4.15(2) below), provided that, as of such sixtieth (60th) day after Mr. Klenda’s separation from service, Mr. Klenda has signed and not revoked a release in the form determined by, and in favor of, Ur-Energy and its Affiliates or their successors; and, provided further, that Mr. Klenda shall not be entitled to any payment under this paragraph if, as of the end of such sixtieth (60th) day after Mr. Klenda’s separation from service (i) Mr. Klenda has not signed such release, (ii) Mr. Klenda has signed such release but the period, if any, during with Mr. Klenda may revoke such release has not expired, or (iii) Mr. Klenda has revoked such release. If Mr. Klenda receives a payment pursuant to this Section 3.01(5), he may not also receive a payment pursuant to any other provision of Section 3.01, and in no event may he receive a payment under this Section 3.01(5) if he is terminated by the Corporation pursuant to Section 3.01(3).

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3. The parties agree that Section 3.01(7) of the Agreement shall be amended and restated in its entirety and shall read as follows:

(7) The parties agree that if this Agreement is terminated by Ur-Energy, through the Corporation, without cause, or is terminated by Mr. Klenda, the payment to Mr. Klenda in accordance with the preceding Section 3.01 shall be inclusive of any statutory amounts required by law upon termination of employment.

4. The parties agree that all remaining terms and conditions of the Agreement shall remain unchanged and in full force and effect. All capitalized terms used but not otherwise defined herein have the defined meanings given to them in the Agreement.

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IN WITNESS WHEREOF the parties have duly executed this Amendment No. 5 to Amended and Restated Employment Agreement on the date indicated below.

UR-ENERGY USA INC.

		By:	/s/ Roger L. Smith
Roger L. Smith, President

SIGNED this [30th] day	)
of October 2020 in the presence of	)
)
)
	)		/s/ Jeffrey T. Klenda
Witness			Jeffrey T. Klenda

The rights and obligations of this Agreement are acknowledged and agreed by Ur-Energy Inc. and Ur-Energy Inc. agrees to be bound as such rights and obligations apply to Ur-Energy Inc.

UR-ENERGY INC.

By:	/s/ Roger L. Smith
Roger L. Smith, Chief Financial Officer

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